UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NOVAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2816046 (I.R.S. Employer Identification Number)

21 Firstfield Road

Gaithersburg, Maryland 20878

(240) 268-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A. Herrmann III

Executive Vice President, Chief Legal Officer and Corporate Secretary

Novavax, Inc.

21 Firstfield Road

Gaithersburg, Maryland 20878

(240) 268-2000

(Name and address, including zip code, and telephone number, including area code, of agent for service of process for registrant)

With copies to:

Paul M. Kinsella

Tara Fisher

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATION OF THE FILING

This registration statement contains two prospectuses:

•	A base prospectus that covers the potential offering, issuance and sale from time to time of common stock, preferred stock, debt securities, warrants and units of Novavax, Inc. (the “Company”); and

•

A sales agreement prospectus coving the potential offering, issuance and sale from time to time of up to $318,302,998 of shares (the “Unsold Shares”) of the Company’s common stock pursuant to a sales agreement with B. Riley Securities, Inc., which were previously registered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2021, to the Registration Statement on Form S-3 (File No. 333-237094), which was filed with the SEC and became automatically effective on March 11, 2020 (the “Prior Registration Statement”), relating to the offer and sale of common stock having an aggregate offering price of up to $500,000,000 under the registrant’s current “at-the-market” program. The Prior Registration Statement is scheduled to expire on March 11, 2023 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6) under the Securities Act, effectiveness of this registration statement will be deemed to terminate the offering of the Unsold Securities under the Prior Registration Statement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus, which specifies the terms of our common stock to be sold under the sales agreement, immediately follows the base prospectus.

PROSPECTUS

Novavax, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may issue and sell from time to time our common stock, preferred stock, debt securities, warrants and/or units consisting of two or more of any such securities on terms to be determined at the time of sale. The preferred stock and certain of our debt securities may be convertible into shares of our common stock, and the warrants may be exercisable for shares of our common stock, shares of our preferred stock or debt securities. We may offer these securities separately or together in one or more offerings.

We will provide a prospectus supplement each time we issue securities, specifying the terms of the securities being sold as well as the terms of that offering.

You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein by reference, carefully before you invest.

The securities may be sold directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If dealers, agents or underwriters are involved in a particular sale, we will disclose their names and the nature of our arrangements with them in the applicable prospectus supplement. The net proceeds we expect to receive from any sale also will be included in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NVAX.” On February 21, 2023, the closing price of our common stock as reported on Nasdaq was $9.39 per share. None of the other securities offered under this prospectus are publicly traded.

Investing in these securities involves a high degree of risk. See “RISK FACTORS” on page 3.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 28, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”) on February 28, 2023. By using a shelf registration statement, we may, from time to time, issue and sell an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units consisting of our common stock, preferred stock, debt securities and warrants in one or more offerings. Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus and the prospectus supplements provide you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement and the documents incorporated by reference, as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in the applicable prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or in any prospectus supplement is accurate only as of the date of such document, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “Novavax,” “we,” “us” and “our” refer to Novavax, Inc.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as any applicable prospectus supplement, the documents incorporated by reference into this prospectus, or the applicable prospectus supplement, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors”.

NOVAVAX

Novavax, Inc., together with our wholly owned subsidiaries, is a biotechnology company that promotes improved health globally through the discovery, development, and commercialization of innovative vaccines to prevent serious infectious diseases. Our proprietary recombinant technology platform harnesses the power and speed of genetic engineering to efficiently produce highly immunogenic nanoparticle vaccines designed to address urgent global health needs.

Our vaccine candidates are genetically engineered nanostructures of conformationally correct recombinant proteins that mimic those found on natural pathogens. This technology enables the immune system to recognize target proteins and develop broadly protective antibodies. We believe that our vaccine technology may lead to the induction of a differentiated immune response that may be more efficacious than naturally occurring immunity or other vaccine approaches. Our vaccine candidates also incorporate our proprietary saponin-based Matrix-M™ adjuvant to enhance the immune response, stimulate higher levels of functional antibodies, and induce a cellular immune response.

We have developed and begun commercialization of a COVID-19 vaccine, NVX-CoV2373 (“Nuvaxovid™,” “Covovax™,” “Novavax COVID-19 Vaccine, Adjuvanted”), that has received approval, interim authorization, provisional approval, conditional marketing authorization and emergency use authorization from multiple regulatory authorities globally for both adult and adolescent populations as a primary series and for both homologous and heterologous booster indications and are developing an influenza vaccine candidate, a COVID-19-Influenza Combination vaccine candidate, and additional vaccine candidates, including a COVID-19 variant strain-containing monovalent or bivalent formulation. In addition to COVID-19 and seasonal influenza, our other areas of focus include respiratory syncytial virus and malaria.

Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 21 Firstfield Road, Gaithersburg, Maryland, 20878. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus, including “Part I, Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in that section and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our securities could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The use of proceeds from the disposition of securities covered by this prospectus will be as set forth in the applicable prospectus supplements.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;

•	through dealers, who may act as agents or principal (including in a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more counter-parties;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	as part of an acquisition or merger with a third party;

•	through at-the-market issuances;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering, including:

•	the name or names of any agents, underwriters or dealers;

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers and agents and will describe their compensation. We may have agreements with underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased.

The securities subject to an underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts, or concessions from us. Agents may also receive compensation from the purchasers of the securities. Each particular agent will receive compensation from us in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Dealers

We may also sell securities to dealers acting as principals. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of a dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Institutional Purchasers

Further, we may authorize agents, underwriters, or dealers to solicit offers by certain types of purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Indemnification

We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers, or agents may be required to make.

DESCRIPTION OF OUR CAPITAL STOCK

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 86,173,245 shares were outstanding as of February 21, 2023, and (2) 2,000,000 shares of preferred stock, par value $0.01 per share, none of which were outstanding on February 21, 2023.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock are not entitled to pre-emptive rights or any rights of conversion. Outstanding shares of our common stock are, and the shares covered by this prospectus would be expected to be, when issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “NVAX.” On February 21, 2023, the closing price of our common stock as reported on the Nasdaq Global Select Market was $9.39 per share.

The registrar and transfer agent for our common stock is Computershare Trust Company, N.A., 150 Royall Street, Canton, MA 02021.

Preferred Stock

The board of directors may, without further action by the stockholders, issue preferred stock in one or more series and fix the rights and preferences thereof. Our Second Amended and Restated Certificate of Incorporation grants the board of directors authority to issue preferred stock and to determine its rights and preferences without the need for further stockholder approval.

Examples of rights and preferences the board of directors may fix include dividend rates, conversion rights, voting rights, pre-emptive rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of that particular series of preferred stock and may include, among other things:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative), if any;

•	terms and amount of any sinking fund, if applicable;

•	provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the Company to exercise such redemption and repurchase rights;

•	conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on sale, transfer, and assignment, if any;

•	the relative ranking and preferences of the preferred stock; and

•	any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

Provisions of our Second Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, and Delaware Law

Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. Such provisions include:

Staggered Board, Removal of Directors, and Charter Amendments relating to the Board

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for the division of our board of directors into three classes, with no one class having more than one more director than any other class, serving staggered three year terms. Our Second Amended and Restated Certificate of Incorporation provides that any amendments to the charter relating to the number, classes, election, term, removal, vacancies, and related provisions with respect to the board of directors may only be made by the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of the Company, or of discouraging a third party from attempting to acquire control of the Company.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Stock Market. These additional shares may be utilized for a variety of corporate purposes. In particular, our board of directors could issue shares of preferred stock that could, depending on the terms of the series, impede the completion of a takeover effort. Our board of directors may determine that the issuance of such shares of preferred stock is in the best interest of the Company and our stockholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction a majority of our stockholders might believe to be in their best interest or in which stockholders might receive a substantial premium for their stock over the then-current market price.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated By-Laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder nominating individuals for election to the Board of Directors or proposing business must provide advanced notice to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, not less than 60 days nor more than 90 days prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 100 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.

Limits on Ability of Stockholders to Act by Written Consent

Our Second Amended and Restated Certificate of Incorporation provides that our stockholders may not act by written consent. In addition, our Second Amended and Restated Certificate of Incorporation requires that special meetings of stockholders be called only by our board of directors, our chief executive officer, or our president if there is no chief executive officer. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus is a part. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer debt securities as described in this prospectus that, unless otherwise specified in the applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The applicable prospectus supplement will describe the terms and features of any debt securities which we may offer, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in the applicable prospectus supplement may not be complete and is subject to, and are qualified in their entirety by reference to, the indenture, any supplemental indentures or forms of debt securities, in each case that we will file with the SEC in connection with a public offering of debt securities.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in the applicable prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•	any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;

•	the date or dates on which principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal, interest and premium, if any, on the debt securities of the series are payable, or the method of such payment, if by wire transfer, mail or other means;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by us at the option of the holders thereof, and other detailed terms and provisions of such repurchase obligations;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	the forms of the debt securities of the series in bearer (if to be issued outside of the United States of America) or fully registered form (and, if in fully registered form, whether the debt securities will be issuable as global securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	the currency of denomination of the debt securities of the series, which may be dollars or any foreign currency, including, but not limited to, the Euro, and, if such currency of denomination is a composite currency other than the Euro, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and interest and premium, if any, on the debt securities of the series will be made;

•	if payments of principal of, or interest or premium, if any, on, the debt securities of the series are to be made in one or more currencies or currency units other than that or those in which such securities are denominated are, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, or interest and premium, if any, on, the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the provisions, if any, relating to any collateral provided the debt securities of the series;

•	any addition to or change in the covenants in the indenture, which applies to the debt securities of the series;

•	any addition to or change in the events of default which applies to any debt securities of the series, and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	the terms and conditions, if any, for conversion of the debt securities into or exchange of the debt securities for shares of common stock or preferred stock of the Company that apply to debt securities of the series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company;

•	if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible; and

•	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted by the indenture, but which may modify or delete any provision of the indenture insofar as it applies to such series).

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the applicable prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If we issue certificated debt securities, a holder may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. A holder will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

A holder may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey or transfer, lease or otherwise dispose of all or substantially all of our properties and assets, unless:

•	either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or a corporation or comparable legal entity treated as a corporation for U.S. federal income tax purposes organized under the laws of a foreign jurisdiction and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the Company (including, without limitation, the obligation to pay the principal of, and premium and interest, if any, on, the securities and the performance of the other covenants) under the indenture as supplemented, and in each case, the indenture shall remain in full force and effect; and

•	immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no default or event of default shall have occurred and be continuing.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we default in the payment of any principal of, or premium, if any, on, the debt securities when it becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	we default in the payment of any interest on any debt security of a series when the same becomes due and payable, and the default continues for a period of 30 days;

•	we default in observance or performance of any other covenant in the debt securities of a series or the indenture for 60 days after written notice from the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding, which notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;

•	certain events involving bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries; and

•	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

Holders of a majority in principal amount of the debt securities of any series then outstanding have the right to waive any existing default or event of default with respect to such series or compliance with any provision of the indenture (with respect to such series) or the debt securities of such series with written notice to the trustee. Upon any such waiver, such default with respect to such series shall cease to exist, and any event of default with respect to such series arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs, and is continuing, then the trustee, by written notice, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare that the entire principal amount, plus the premium, if any, of all the debt securities of that series then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all existing events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue installments of interest and overdue principal have been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all the debt securities of that series shall be due and payable immediately without any declaration or other act on part of the trustee or the holders of debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request to the trustee;

•	the holder or holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be incurred in compliance with such request;

•	the trustee does not comply with the request within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of the Company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any mistake, ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

•	to evidence and provide for the acceptance of appointment of a successor trustee under the indenture with respect to one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.

From time to time we and the trustee may, with the consent of holders of not less than a majority of the aggregate principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest on any of the debt securities;

•	reduce the principal of or change the stated maturity of the debt securities, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required by the debt securities or reduce the premium payable upon any redemption of the debt securities, or change the time before which no such redemption may be made;

•	waive a default or event of default in the payment of the principal of, or interest or premium, if any, on, any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action; or

•	make any changes to the above provisions or the acceleration provisions of the indenture, except to increase any percentage of debt securities the holders of which must consent to any matter.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	the rights, powers, trusts, duties and immunities of the trustee; or

•	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in an applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than the due date of any payment, money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that or there has been a change in any applicable U.S. Federal income tax law with the effect that, and such opinion shall confirm that, the holders of the outstanding debt securities of such series or persons will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to Securities that are denominated in a foreign currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by, or acting as an agency or instrumentality of, such government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) and (ii), are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person under the same circumstances in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security against the costs, expenses and liabilities which may be incurred therein or thereby.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

This description only summarizes the terms of warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which would be provided at the time of such offering. Such warrant agreement, together with the warrant certificate, would be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common, preferred stock or debt securities. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any offered securities.

We may evidence a series of warrants by warrant certificates that we issue under a separate warrant agreement. We may enter into a warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any series of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of shares of common or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently anticipate that we will retain any earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, our counsel Ropes & Gray LLP, Boston Massachusetts, will pass upon the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Novavax, Inc. appearing in Novavax Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Novavax Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits, and the information incorporated in this prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023;

•	our Current Report on Form 8-K, filed with the SEC on January 9, 2023;

•	portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022; and

•	the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, as supplemented by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, and any other amendments or reports filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Investor Relations
Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878
(240) 268-2000
ir@novavax.com

These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

PROSPECTUS

Novavax, Inc.

$318,302,998 of Common Stock

This prospectus relates to the issuance and sale of up to $318,302,998 of common stock par value $0.01 per share (the “common stock”) from time to time through or to our sales agent, B. Riley Securities, Inc. (the “Agent”), as sales agent or principal. We have entered into a sales agreement (the “Sales Agreement”) with the Agent relating to the issuance and sale of up to $500,000,000 of our common stock. As of the date of this prospectus, we had issued and sold shares of our common stock having an aggregate offering price of $181,697,002 pursuant to the Sales Agreement and a prior prospectus and related prospectus supplement. Accordingly, we may offer and sell shares of our common stock having an aggregate offering price of up to $318,302,998 pursuant to the Sales Agreement and this prospectus.

You should read this prospectus, including any information incorporated herein by reference, carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “NVAX”. On February 21, 2023 the closing price of our common stock as reported on Nasdaq was $9.39 per share.

Sales of shares of our common stock, if any, under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Unless we and the Agent otherwise agree, we will pay the Agent a commission of up to 2.0% of the gross proceeds of the sale price per share. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. Based on the closing price of our common stock on February 21, 2023, because we are limited to the sale of common stock with gross proceeds aggregating $318,302,998, the maximum number of shares we could sell would be 33,898,082 shares. We estimate the maximum total expenses, including commissions of the Agent, of this offering will be approximately $6,616,060, of which approximately $54,550 has been previously paid. If 33,898,082 shares of common stock were sold at $9.39, the closing price per share on February 21, 2023, we would receive approximately $318,302,990 in gross proceeds, or approximately $311,936,930 in proceeds, net of compensation and reimbursements payable to the Agent. The actual proceeds to us will depend on the number of shares we sell and the price in such sales.

In connection with the sale of common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

Investing in these securities involves a high degree of risk. See “RISK FACTORS” on page  4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this Prospectus is February 28, 2023

TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus relates to part of a “shelf” registration statement that was filed with the Securities and Exchange Commission (the “SEC” or “Commission”) on February 28, 2023. This prospectus includes or incorporates by reference important information about us, our common stock, and other matters you should know before investing. You should read this prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus before making an investment decision.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus or in any free writing prospectuses we provide you. We have not, and the Agent has not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus or in any free writing prospectuses we have provided you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agent is not, offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “Novavax,” “we,” “us” and “our” refer to Novavax, Inc.

1

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as the documents incorporated by reference and any free writing prospectuses we provide to you, including the information referred to under the heading “Risk Factors”.

NOVAVAX

Novavax, Inc., together with our wholly owned subsidiaries, is a biotechnology company that promotes improved health globally through the discovery, development, and commercialization of innovative vaccines to prevent serious infectious diseases. Our proprietary recombinant technology platform harnesses the power and speed of genetic engineering to efficiently produce highly immunogenic nanoparticle vaccines designed to address urgent global health needs.

Our vaccine candidates are genetically engineered nanostructures of conformationally correct recombinant proteins that mimic those found on natural pathogens. This technology enables the immune system to recognize target proteins and develop broadly protective antibodies. We believe that our vaccine technology may lead to the induction of a differentiated immune response that may be more efficacious than naturally occurring immunity or other vaccine approaches. Our vaccine candidates also incorporate our proprietary saponin-based Matrix-M™ adjuvant to enhance the immune response, stimulate higher levels of functional antibodies, and induce a cellular immune response.

We have developed and begun commercialization of a COVID-19 vaccine, NVX-CoV2373 (“Nuvaxovid™,” “Covovax™,” “Novavax COVID-19 Vaccine, Adjuvanted”), that has received approval, interim authorization, provisional approval, conditional marketing authorization and emergency use authorization from multiple regulatory authorities globally for both adult and adolescent populations as a primary series and for both homologous and heterologous booster indications and are developing an influenza vaccine candidate, a COVID-19-Influenza Combination vaccine candidate, and additional vaccine candidates, including a COVID-19 variant strain-containing monovalent or bivalent formulation. In addition to COVID-19 and seasonal influenza, our other areas of focus include respiratory syncytial virus and malaria.

Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 21 Firstfield Road, Gaithersburg, Maryland, 20878. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

2

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section of this prospectus entitled “Description of Our Common Stock” and the documents referred to therein.

Issuer	Novavax, Inc.

Common stock offered	Up to $318,302,998 of common stock.

Manner of offering	Sales of shares of our common stock under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. The Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activities, as well as acquisitions and other strategic purposes.

Risk factors	Your investment in our common stock involves substantial risks. You should consider the matters referred to under the heading “Risk Factors”, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq ticker symbol	NVAX

3

RISK FACTORS

Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus, including “Part I, Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 33,898,082 shares of our common stock are sold at a price of $9.39 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on February 21, 2023, we would receive aggregate gross proceeds of  approximately $318,302,990. After deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of  $(13.21) per share, representing a difference between our as adjusted net tangible book value per share as of December 31, 2022 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and stock appreciation rights, vesting of restricted stock units and purchases under our employee stock purchase plan may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

4

USE OF PROCEEDS

From time to time, we may sell shares of our common stock pursuant to the Sales Agreement with the Agent, which may result in aggregate gross proceeds of up to $318,302,998 and aggregate net proceeds of approximately $311,686,930. Because there is no minimum amount of shares of our common stock that must be sold pursuant to our Sales Agreement with the Agent, the actual number of shares of our common stock sold and aggregate net proceeds to us are not presently determinable and may be substantially less than the amounts set forth above.

We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activities, as well as acquisitions and other strategic purposes.

5

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of December 31, 2022 was approximately $(770) million, or approximately $(8.95) per share of common stock based upon 86,039,923 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2022. Assuming the shares available for sale pursuant to this prospectus are sold at a purchase price of $9.39, the closing price of our common stock on February 21, 2023, and that the approximately 33,898,082 shares offered hereunder are sold, after giving effect to such sale, our as-adjusted net tangible book value would have been approximately $(458) million, or approximately $(3.82) per share of common stock based upon 119,938,005 shares outstanding. This represents an immediate increase in net tangible book value of $5.13 per share to our existing stockholders and an immediate dilution in net tangible book value of  $(13.21) per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per share		$9.39 (1)
Net tangible book value per share as of December 31, 2022	$(8.95)
Increase in net tangible book value per share attributable to the offering	$5.13
As-adjusted net tangible book value per share after giving effect to the offering		$(3.82)
Dilution in net tangible book value per share to new investors		$(13.21)

(1) Assuming a purchase price of $9.39, the closing price of our common stock on February 21, 2023.

The foregoing table excludes the following, each as of December 31, 2022:

•	4,117,015 shares of our common stock reserved for issuance upon the exercise of outstanding stock options and stock appreciation rights at a weighted average exercise price of $47.11 per share;

•	2,034,574 shares of our common stock reserved for issuance upon the vesting of restricted stock units;

•	655,934 shares of our common stock reserved for issuance under our Amended and Restated 2013 Employee Stock Purchase Plan;

•	3,845,558 shares of our common stock reserved for future awards under our Amended and Restated 2015 Stock Incentive Plan, as amended;

•	approximately 2,385,800 shares of our common stock reserved for issuance upon conversion of our 3.75% Convertible Senior Notes due 2023; and

•	approximately 14,020,000 shares of our common stock reserved for issuance upon conversion of our 5.00% Convertible Senior Notes due 2027.

The foregoing table also excludes 1,000,000 shares of our common stock reserved for issuance pursuant to awards granted under our 2023 Inducement Plan, which was adopted on January 5, 2023.

6

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Agent under which we may sell an aggregate of up to $318,302,998 in gross proceeds of our common stock from time to time through or to the Agent, as our agent or principal for the offer and sale of the common stock. The actual dollar amount and number of shares of common stock we sell pursuant to the Sales Agreement will be dependent on, among other things, market conditions and our fund raising requirements. The Agent may sell the common stock by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act.

Each time that we wish to sell common stock under the Sales Agreement, we will provide the Agent with a placement notice describing the number or dollar value of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the Sales Agreement, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations, and the rules of the Nasdaq Global Select Market to sell such shares up to the amount specified. The settlement between us and the Agent of each sale will occur on the second trading day following the date on which the sale was made or on some other date that is agreed upon by us and the Agent in connection with a particular transaction. The obligation of the Agent under the Sales Agreement to sell our common stock pursuant to a placement notice is subject to a number of conditions.

We will pay the Agent a commission of up to 2.0% of the gross proceeds of the sale price per share. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agent under the terms of the sales agreement, will be approximately $250,000, of which approximately $54,550 has been previously paid.

Based on the closing price of our common stock on February 21, 2023, because we are limited to the sale of common stock with gross proceeds aggregating $318,302,998, the maximum number of shares we could sell is approximately 33,898,082. If 33,898,082 shares of common stock were sold at $9.39, the closing sale price on February 21, 2023, we would receive approximately $318,302,990 in gross proceeds, or approximately $311,936,930 in proceeds, net of compensation and reimbursements payable to the Agent. The actual proceeds to us will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required, the actual total may be substantially less than the maximum amount set forth above.

In connection with the sale of our common stock contemplated in this prospectus, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agent against certain civil liabilities, including liabilities under the Securities Act.

Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

The offering of our common stock pursuant to the Sales Agreement will terminate on the earlier of (1) the sale of all of our common stock subject to the Sales Agreement, or (2) termination of the Sales Agreement by us or the Agent.

The Agent and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees.

This is a brief summary of the material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions. The Sales Agreement will be filed with the SEC and will be incorporated by reference into this prospectus.

7

DESCRIPTION OF OUR COMMON STOCK

Set forth below is a summary of the material terms of our common stock. This summary is not complete. We encourage you to read our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized common stock consists of 600,000,000 shares of common stock, par value $0.01 per share, of which 86,173,245 shares were outstanding as of February 21, 2023.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock are not entitled to pre-emptive rights or any rights of conversion. Outstanding shares of our common stock are, and the shares covered by this prospectus would be expected to be, when issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “NVAX.” On February 21, 2023, the closing price of our common stock as reported on the Nasdaq Global Select Market was $9.39 per share.

The registrar and transfer agent for our common stock is Computershare Trust Company, N.A., 150 Royall Street, Canton, MA 02021.

Provisions of our Second Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, and Delaware Law

Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. Such provisions include:

Staggered Board, Removal of Directors, and Charter Amendments relating to the Board

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for the division of our board of directors into three classes, with no one class having more than one more director than any other class, serving staggered three year terms. Our Second Amended and Restated Certificate of Incorporation provides that any amendments to the charter relating to the number, classes, election, term, removal, vacancies, and related provisions with respect to the board of directors may only be made by the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of the Company, or of discouraging a third party from attempting to acquire control of the Company.

8

Authorized but Unissued Shares

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Stock Market. These additional shares may be utilized for a variety of corporate purposes.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated By-Laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder nominating individuals for election to the Board of Directors or proposing business must provide advanced notice to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, not less than 60 days nor more than 90 days prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 100 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.

Limits on Ability of Stockholders to Act by Written Consent

Our Second Amended and Restated Certificate of Incorporation provides that our stockholders may not act by written consent. In addition, our Second Amended and Restated Certificate of Incorporation requires that special meetings of stockholders be called only by our board of directors, our chief executive officer, or our president if there is no chief executive officer. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve.

9

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently anticipate that we will retain any earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.

10

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The Agent is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Novavax, Inc. appearing in Novavax Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Novavax Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits and the information incorporated in this prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or otherwise terminate this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023;

•	our Current Report on Form 8-K, filed with the SEC on January 9, 2023;

•	portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022; and

•	the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, as supplemented by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, and any other amendments or reports filed for the purpose of updating such description.

11

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Investor Relations

Novavax, Inc.

21 Firstfield Road

Gaithersburg, MD 20878

(240) 268-2000

ir@novavax.com

These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

12

$318,302,998

Common Stock

PROSPECTUS

B. RILEY SECURITIES

February 28, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). All amounts are estimated.

SEC registration fee	$--	*
Printing and engraving fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer Agent and Registrar fees		**
Miscellaneous		**
Total		**

* The registrant is registering an indeterminate amount of securities under this Registration Statement, and in reliance upon Rules 456(b) and 457(r) of the Exchange Act, the registrant is deferring payment of all of the registration fee, except for the fee related to $318,302,998 shares of common stock that may be issued and sold under a sales agreement with B. Riley Securities, Inc., which was previously paid in connection with the previous registration of the $318,302,998 shares of common stock pursuant to a prospectus supplement, filed with the SEC on June 15, 2021, to the Registration Statement on Form S-3 (File No. 333-237094), which was filed with the SEC and became automatically effective on March 11, 2020, relating to the offer and sale of common stock having an aggregate offering price of up to $500,000,000 under the registrant’s current “at-the-market” program.

** These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Second Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our Second Amended and Restated Certificate of Incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our Second Amended and Restated Certificate of Incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors and certain of our officers, in addition to the indemnification provided for in our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Also see “Undertakings.”

Item 16. Exhibits.

Exhibit No.	Description
1.1†	Form of Underwriting Agreement.
1.2	At Market Issuance Sales Agreement between Novavax, Inc. and B. Riley Securities, Inc., dated June 15, 2021 (Incorporated by reference to Exhibit 1.1 to the Registrant's Current Report on Form 8-K filed on June 15, 2021 (File No. 000-26770)).
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant dated June 18, 2015 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015 (File No. 000-26770)).
3.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Registrant dated May 8, 2019 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2019 (File No. 000-26770)).
3.3	Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 24, 2021 (File No. 000-26770)).
4.1	Specimen stock certificate for shares of common stock, par value $0.01 per share (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, filed on December 31, 2019 (File No. 333-235761)).
4.2†	Certificate of Designation of Preferred Stock.
4.3†	Form of Warrant Agreement and Warrant Certificate.
4.4†	Form of Unit Agreement.
4.5*	Form of Indenture, between Novavax, Inc. and The Bank of New York Mellon Trust Company, N.A.
5.1*	Opinion of Ropes & Gray LLP.
5.2*	Opinion of Ropes & Gray LLP (relating to the At Market Issuance Sales Agreement).
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
23.3*	Consent of Ropes & Gray LLP (included in Exhibit 5.2).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
25.1*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Form of Indenture.
107*	Filing Fee Table.

* Filed herewith.

† To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            That, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            That, for purposes determining any liability under the Securities Act of 1933:

(i)            the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)           each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Novavax, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland on the 28th day of February 2023.

NOVAVAX, INC.

By:	/s/ John C. Jacobs
John C. Jacobs
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Jacobs and John A. Herrmann III, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission including any registration statement relating to an offering covered by this registration statement and filed pursuant to Rule 462(b) of the rules promulgated under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ John C. Jacobs John C. Jacobs	President and Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2023

/s/ James P. Kelly James P. Kelly	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 28, 2023

/s/ James F. Young James F. Young	Chairman of the Board of Directors	February 28, 2023

/s/ Gregg H. Alton Gregg H. Alton	Director	February 28, 2023

/s/ Richard H. Douglas Richard H. Douglas	Director	February 28, 2023

/s/ Rachel K. King Rachel K. King	Director	February 28, 2023

/s/ Margaret G. McGlynn Margaret G. McGlynn	Director	February 28, 2023

/s/ David M. Mott David M. Mott	Director	February 28, 2023

/s/ Richard J. Rodgers Richard J. Rodgers	Director	February 28, 2023